EXHIBIT 4.1
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Registration Rights Agreement”), dated as of June 28, 2022 (the “Execution Date”), is entered into by and between Oil States International, Inc., a Delaware corporation (the “Company”), and HCperf Holdings B.V. (formerly GEODynamics B.V.), a Netherlands private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (the “Seller” and, together with the Company, the “Parties”).
WHEREAS, in connection with, and in consideration of, the transactions contemplated by that certain Settlement Agreement (the “Settlement Agreement”), dated as of even date herewith, by and among the Company and the Seller, the Seller has requested, and the Company has agreed to provide, registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Registration Rights Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties hereby agree as follows:
1.    Definitions. In addition to the terms defined elsewhere in this Registration Rights Agreement, when used in this Registration Rights Agreement the following terms shall have the meanings indicated.
“Additional Demand Registration” has the meaning set forth in Section 2(c).
“Affiliate” means with respect to a particular Person, any Person Controlling, Controlled by, or Under Common Control with such Person.
“Board” means the board of directors of the Company.
“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which banks are authorized or required by Law to close in the city of Houston, Texas.
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company” has the meaning set forth in the Preamble above.
“Control” (including the correlative terms “Controlling”, “Controlled by”, and “Under Common Control”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.
“Demand Holder” means the Seller and each transferee of Registrable Securities directly or indirectly (in a chain of title) from the Seller if such transferee has been expressly assigned in writing directly or indirectly (in a chain of title) from the Seller as permitted by Section 7.
“End of Suspension Notice” has the meaning set forth in Section 3(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Holder” means (a) the Seller until the Seller ceases to hold any Registrable Securities, (b) any Affiliate of the Seller if such Affiliate holds Registrable Securities and until such Affiliate ceases to hold any Registrable Securities, and (c) any holder of Registrable Securities to whom registration rights conferred by this Registration Rights Agreement have been transferred in compliance with Section 7; provided, however, that a Person shall cease to be a Holder if and when, at any time after the six-month anniversary of the Execution Date, (i) such Person owns Common Stock representing less than one percent of the outstanding Common Stock and (ii) such Person may dispose of all Registrable Securities then owned by such Person without restriction and without the need for current public information pursuant to Rule 144(b) (or any successor rule) under the Securities Act, and, if the foregoing clauses (i) through (ii) have been satisfied, the Registrable Securities owned by such Person shall cease to be Registrable Securities.
“Indemnified Party” has the meaning set forth in Section 6(c).
“Indemnifying Party” has the meaning set forth in Section 6(c).

“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a governmental authority.
“Parties” has the meaning set forth in the Preamble above.
“Person” means any natural person, limited liability company, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.
“Registrable Securities” means the Common Stock issued to the Seller pursuant to the Settlement Agreement and any other securities issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, that any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has become effective, or has been declared effective by the SEC, and it has been disposed of pursuant to such effective registration statement, (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, or (c) it is held by a Person that is not a Holder in accordance with the provisos to the definition of Holder provided for herein.
“Registration Expenses” has the meaning set forth in Section 5.
“Registration Rights Agreement” has the meaning set forth in the Preamble.
“Registration Statement” means any registration statement filed hereunder.
“SEC” means the Securities and Exchange Commission or any successor governmental agency.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Seller” has the meaning set forth in the Preamble.
“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.
“Settlement Agreement” has the meaning set forth in the Recitals.
“Shelf Registration Statement” means a registration statement to permit the public resale of the Registrable Securities.
“Suspension Notice” has the meaning set forth in Section 3(a).
2.    Shelf Registration.
(a)    Filing. The Company (A) shall prepare and file a Shelf Registration Statement on Form S-3 to permit the public resale of all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement no later than ten Business Days following the Execution Date, (B) shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable and (C) shall use commercially reasonable efforts to cause such Shelf Registration Statement to remain effective thereafter until there are no longer any Registrable Securities.
(b)    Other Registration Rights. The Company represents and warrants that, as of the date hereof, it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any equity securities of the Company.
(c)    Additional Demand Registration. Subject to the provisions hereof, if at any time the Company ceases to be eligible under applicable law to register resales of Registrable Securities on a Shelf Registration Statement, any one or more Demand Holders shall have the right to require the Company to file a Registration Statement registering for sale all or part of the Registrable Securities of such Demand Holder under the Securities Act (an “Additional Demand Registration”) by delivering a written request therefor to the Company

(i) specifying the number of Registrable Securities to be included in such registration and (ii) containing all information about such Demand Holder required to be included in such Registration Statement in accordance with applicable law. As soon as practicable after the receipt of such demand, the Company shall use commercially reasonable efforts to effect such registration (including appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) of the Registrable Securities that the Company has been so requested to register. The Company shall not be obligated to effect more than one Additional Demand Registration for each Demand Holder pursuant to this Registration Rights Agreement.
(d)    Additional Selling Stockholders. If a Shelf Registration Statement is effective, within five Business Days after written request therefor by a Holder of Registrable Securities, including any Holder that has become party to this Registration Rights Agreement pursuant to Section 7 hereof, the Company shall file a prospectus supplement or current report on Form 8-K to add such Holder as a selling stockholder in such Shelf Registration Statement to the extent permitted under the rules and regulations promulgated by the SEC.
3.    Use, and Suspension of Use, of Shelf Registration Statement.
(a)    If the Company has filed a “shelf” registration statement and has included Registrable Securities therein, the Company shall be entitled to suspend (but not more than an aggregate of 90 days in any 12 month period), for a reasonable period of time not in excess of 45 days, the offer or sale of Registrable Securities pursuant to such registration statement by any Holder of Registrable Securities if (A) such Holder has not executed a binding agreement with respect to a pending sale of Registrable Securities pursuant to such registration statement and (B) (1) the Company or any of its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required if such registration statement were used (but would not be required if such registration statement were not used) and the Board determines in good faith that such disclosure would be materially detrimental to the Company or (2) the Company has experienced some other material non-public event or is in possession of material non-public information concerning the Company, and the Board determines in good faith that such disclosure would be materially detrimental to the Company. In order to suspend the use of the registration statement pursuant to this Section 3(a), the Company shall promptly, upon determining to seek such suspension, deliver to the holders of Registrable Securities included in such registration statement, a notice stating that the Company is suspending use of such registration statement pursuant to this Section 3(a) (a “Suspension Notice”) and, only upon request by a Holder, the basis therefor in reasonable detail, provided that such Holder shall agree to keep such information confidential pursuant to a customary confidentiality agreement. Following the conclusion of any circumstance resulting in the suspension of a registration statement hereunder, the Company shall promptly notify each Holder in writing that it may resume use of the registration statement (an “End of Suspension Notice”). Each Holder of Registrable Securities agrees that the fact that a Suspension Notice pursuant to this Section 3(a) has been delivered shall constitute confidential information and such Holder agrees not to disclose that such notice has been delivered.
(b)    Notwithstanding any other provision of this Section 3, the Company will not send any Suspension Notices or End of Suspension Notices to any Holder following the six-month anniversary of the Execution Date, except as provided in the next sentence. Following the six month anniversary of the closing of the Execution Date, each time prior to a Holder’s intended use of an effective Shelf Registration Statement, such Holder will notify the Company in writing at least two Business Days in advance of such intended use, and if a Suspension Notice was previously delivered (or would have been delivered but for the provisions of this Section 3) and the related suspension period remains in effect, the Company will so notify such Holder, within one Business Day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous Suspension Notice, and thereafter will provide such Holder with the related End of Suspension Notice immediately upon its availability.
4.    Registration Procedures.
(a)    In connection with its obligations under this Registration Rights Agreement, the Company will as expeditiously as practicable:
(i)    to the extent applicable, prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use commercially reasonable efforts and proceed diligently and in good faith to cause such filed registration statement to become effective under the Securities Act; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to all Selling Holders and to one counsel selected by the Selling Holders, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

(ii)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to Section 2 with respect to the disposition of the Registrable Securities covered by such registration statement until all of such Registrable Securities have ceased to be Registrable Securities and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method of disposition by the Selling Holders thereof set forth in such registration statement; provided, however that any Selling Holder that has been included on a “shelf” registration statement may request that such Selling Holder’s Registrable Securities be removed from such registration statement, in which event the Company shall promptly either withdraw such registration statement or file a post-effective amendment to such registration statement removing such Registrable Securities;
(iii)    furnish to each such Selling Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;
(iv)    notify the Selling Holders promptly, and (if requested by any such Person) confirm such notice in writing, (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective under the Securities Act and each applicable state Law, (B) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (E) of the happening of any event which makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (F) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;
(v)    use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;
(vi)    cooperate with the Selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depositary Trust Company;
(vii)    use commercially reasonable efforts to register or qualify the Registrable Securities as promptly as practicable under such other securities or blue sky laws of such jurisdictions as any Selling Holder reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(vii), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction;
(viii)    use commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities, if any, as may be required of the Company to enable the Selling Holder or Selling Holders thereof to consummate the disposition of such Registrable Securities;

(ix)    otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;
(x)    use commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or quoted on any inter-dealer quotation system on which similar securities issued by the Company are then quoted; and
(xi)    if any event contemplated by Section 4(a)(iv)(E) shall occur, as promptly as practicable prepare a supplement or amendment or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)    Notwithstanding anything contained herein to the contrary, the Company hereby agrees that any registration effected pursuant to this Registration Rights Agreement that is a “shelf” registration pursuant to Rule 415 under the Securities Act shall contain all language (including on the prospectus cover page, the principal stockholders’ chart and the plan of distribution) as may be reasonably requested by a holder of Registrable Securities. The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration. Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from any offering the Registrable Securities of any Selling Holder who does not comply with the provisions of the immediately preceding sentence.
5.    Registration Expenses. In connection with any registration statement required to be filed hereunder, subject to Section 11(m), the Company shall pay the following registration expenses (the “Registration Expenses”):
(a)    all registration and filing fees imposed by the SEC;
(b)    internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties);
(c)    the fees and expenses incurred in connection with the listing on an exchange of the Registrable Securities if required pursuant to Section 4(a)(x), to list such Registrable Securities; and
(d)    reasonable fees and disbursements of counsel for the Company.
The Company shall not have any obligation to pay any discounts, commissions, transfer taxes or legal or other expenses not included above (including any legal expenses of counsel for the Selling Holders), in each case attributable to the transactions contemplated hereby, including the sale of Registrable Securities or, any out-of-pocket expenses of the Holders (or the agents who manage their accounts).
6.    Indemnification; Contribution.
(a)    Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors, agents, general and limited partners, and employees of each Selling Holder and each such controlling Person from and against any and all losses, claims, damages, liabilities (joint or several), and expenses (including reasonable costs of investigation and attorneys’ fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon and in conformity with, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for use therein.

(b)    Indemnification by Holder of Registrable Securities. Each Selling Holder agrees to indemnify and hold harmless each other Selling Holder, the Company, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, agents and employees of each other Selling Holder, the Company and each such controlling Person to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities. The liability of any Selling Holder under this Section 6(b) shall be limited to the aggregate cash and property received by such Selling Holder pursuant to the sale of Registrable Securities covered by such registration statement or prospectus.
(c)    Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Sections 6(a) or 6(b) (an “Indemnified Party”) in respect of which indemnity may be sought from any Person who has agreed to provide such indemnification under Sections 6(a) or 6(b) (an “Indemnifying Party”), the Indemnified Party shall give prompt written notice to the Indemnifying Party and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable expenses of such defense. Such Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party fails promptly to assume the defense of such action or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party (or an Affiliate of the Indemnifying Party), and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, or there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party). Notwithstanding the foregoing, the Indemnifying Party shall not, in connection with any such action or proceeding or separate but substantially similar related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the fees and expenses of more than one separate firm of attorneys (together in each case with appropriate local counsel). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such action or proceeding for which such Indemnified Party would be entitled to indemnification hereunder.
(d)    Contribution.
(i)    If the indemnification provided for in this Section 6 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Parties as a result of such losses, claims, damages, liabilities and judgments as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person, and such Persons’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(ii)    The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by any method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this

Section 6(d), no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less any underwriting discounts or commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
7.    Transfers of Registration Rights. The provisions hereof will inure to the benefit of and be binding upon the successors and assigns of each of the Parties, except as otherwise provided herein; provided, however, that the registration rights granted hereby may be transferred only (a) by operation of Law or (b) to any Person to whom a Holder transfers Registrable Securities, provided, that any such transferee shall not be entitled to rights pursuant to Section 2 hereof unless such transferee of registration rights hereunder agrees to be bound by the terms and conditions hereof and executes and delivers to the Company an acknowledgment and agreement to such effect.
8.    [Reserved]
9.    Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company agrees that it will use commercially reasonable efforts to (a) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (b) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (ii) any other rules or regulations now existing or hereafter adopted by the SEC. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.
10.    Entire Agreement. The provisions of this Registration Rights Agreement contain the entire understanding of the Parties respecting the subject matter hereof and supersede all prior agreements, discussions and understandings with respect thereto.
11.    Miscellaneous.
(a)    Construction. All references in this Registration Rights Agreement to Sections, subsections, and other subdivisions refer to the corresponding Sections, subsections, and other subdivisions of or to this Registration Rights Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Sections, subsections, or other subdivisions of this Registration Rights Agreement are for convenience only, do not constitute any part of this Registration Rights Agreement, and shall be disregarded in construing the language hereof. The words “this Registration Rights Agreement,” “herein,” “hereby,” “hereunder”, and “hereof” and words of similar import refer to this Registration Rights Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section” and “this subsection” and words of similar import refer only to the Section or subsection hereof in which such words occur. The word “or” is not exclusive, and the word “including” (in its various forms) means including without limitation. Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender, and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.
(b)    Notice. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) when delivered if delivered in person or sent by nationally recognized overnight or second day courier service, (ii) upon transmission by fax or electronic mail if transmission or electronic mail is confirmed by the recipient thereof, or (iii) three Business Days after deposit with a United States post office if delivered by registered or certified mail (postage prepaid, return receipt requested) to the Parties as follows:

if to the Company, addressed to:
Oil States International, Inc.
Three Allen Center
333 Clay Street, Suite 4620
Houston, Texas 77002
Telephone:    (713) 652-0582
E-mail:        lloyd.hajdik@oilstates.com
Attention:    Lloyd Hajdik, EVP, CFO and Treasurer
with a copy to (which shall not constitute notice):
Vinson & Elkins L.L.P.
845 Texas Avenue, Suite 4700
Houston, Texas 77002
Telephone:    (713) 758-2350
E-mail:        mtelle@velaw.com
Attention:    Michael Telle
if to the Seller, addressed to:
HCperf Holdings B.V.
c/o Lime Rock Management
274 Riverside Avenue Suite 3
Westport, CT 06880
Email:        amehta@lrpartners.com
Attention:    General Counsel
Telephone:    (713) 345-2105

or to such other place and with such other copies as any Party may designate as to itself by written notice to the others in accordance with this Section 11(b).
(c)    No Lock-Up. For the avoidance of doubt and notwithstanding anything contained in this Registration Rights Agreement, in no event will any officer or director of the Company be obligated to enter into any lock-up or similar agreement in connection with any offer or sale effected pursuant to this Registration Rights Agreement unless such individual owns securities that are included in such offer and sale.
(d)    Binding Effect. This Registration Rights Agreement is binding on and inures to the benefit of the Parties and their respective heirs, legal representatives, successors, and assigns.
(e)    Governing Law. This Registration Rights Agreement is governed by and shall be construed in accordance with the law of the State of Delaware without regard to the principles of conflicts of law thereof.
(f)    Severability. If any provision of this Registration Rights Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Registration Rights Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and that provision shall be enforced to the greatest extent permitted by Law. Furthermore, in lieu of each such invalid or unenforceable provision, there shall be added automatically as a part of this Registration Rights Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be legal, valid, and enforceable.
(g)    Counterparts. This Registration Rights Agreement may be executed in any number of counterparts, including facsimile counterparts, with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
(h)    Section Headings. Headings contained in this Registration Rights Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Registration Rights Agreement or any provisions hereof.
(i)    Cumulative Rights. The rights of the Parties under this Registration Rights Agreement are cumulative and in addition to all similar and other rights of such parties under other agreements.

(j)    Further Assurances. In connection with this Registration Rights Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Registration Rights Agreement and those transactions.
(k)    Amendment. The provisions of this Registration Rights Agreement may only be amended by the written consent of the Company and Holders of at least a majority of the Registrable Securities. The Holders acknowledge and agree that any Person that becomes a stockholder shall have the rights and obligations set forth in this Registration Rights Agreement and that such Person becoming a stockholder shall be deemed not to be an amendment to this Registration Rights Agreement.
(l)    Termination. The provisions of this Registration Rights Agreement shall terminate with respect to any Holder and be of no further force or effect when all Registrable Securities held by such Holder no longer constitute Registrable Securities; provided, that the provisions of Section 6 of this Registration Rights Agreement shall survive for any sales of Registrable Securities prior to such date. Notwithstanding anything to the contrary in this Agreement, this Agreement shall terminate and be of no further force and effect on or after the tenth anniversary of the date hereof.
(m)    Removal of Legend; Cooperation. The Company, at its sole cost, shall remove any legend ordinarily included on restricted securities of the Company (or instruct its transfer agent to so remove such legend) from the certificates or book-entries evidencing Registrable Securities if such Common Stock (i) is sold pursuant to an effective registration statement under the Securities Act, (ii) is sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) is eligible for sale without restriction and without the need for current public information pursuant to Rule 144(b) (or any successor rule) under the Securities Act. Each Holder agrees to provide the Company, its counsel and/or the transfer agent with evidence reasonably requested by it in order to cause the removal of such legend, including, as may be appropriate, any information the Company deems necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the Holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to exchange any certificates or instruments representing the Common Stock for ones bearing an appropriate restrictive legend) and regarding the length of time the Common Stock has been held. Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of any legal opinion required by the Company’s transfer agent or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will use commercially reasonable efforts to, upon reasonable request of a Holder and no later than two Business Days following the delivery by a Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument representing the Common Stock (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and any representation letter or certification as may be requested by the Company, deliver or cause to be delivered to such Company a certificate or instrument (as the case may be) representing such Common Stock that is free from all restrictive legends. Additionally, in connection with any non-marketed offering, including a block trade to a financial institution, “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or institutional “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) by any Holder or group of Holders of Registrable Securities, the Company agrees to use its commercially reasonable efforts to timely furnish any information or take any actions reasonably requested by such Holders in connection with such a transaction, including customary underwriter due diligence and, solely in connection with any such transaction occurring on or after the date the Company files its Quarterly Report on Form 10-Q for the second fiscal quarter of 2022, the delivery of customary comfort letters and customary legal opinions, subject to receipt by the Company, its auditors and legal counsel, as applicable, of representations and documentation by such Persons to permit the delivery of such comfort letters and legal opinions; provided, that the Company shall not be required to provide comfort letters or legal opinions (other than a legal opinion required in connection with the first sentence of this Section 11(m)) more than one time under this sentence; provided, further, that such Holders shall, jointly and severally, promptly reimburse the Company for all reasonable and documented expenses of the Company’s auditors and/or outside legal counsel in connection with any such offering in which a comfort letter and/or legal opinion (other than a transaction involving solely the delivery of a legal opinion required in connection with the first sentence of this Section 11(m)) is delivered.
(n)    Remedies; Specific Performance. Any Person having rights under any provision of this Registration Rights Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Registration Rights Agreement, and to exercise all other rights existing in their favor. The Parties agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Registration Rights Agreement and that any Party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Registration Rights Agreement and shall not be required to prove irreparable injury to such Party or that such Party does not have an adequate remedy at law with respect to any breach of this Registration Rights Agreement (each of which elements the Parties admit). The Parties further agree and acknowledge that each and every obligation applicable to it contained in this Registration Rights Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Registration Rights Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Registration Rights Agreement or otherwise.
(o)    Limitation on Subsequent Registration Rights. The Company shall not enter into any agreement with any current or future holder of any equity securities of the Company that would allow such current or future holder to require the Company to include equity securities in any Registration Statement on a basis other than expressly subordinate to the rights of the Holders of Registrable Securities hereunder; provided, however, that this obligation shall cease on the earlier of (x) the one year anniversary of the date hereof and (y) the date on which the number of Registrable Securities under this Agreement ceases to be at least 25% of the number of Registrable Securities outstanding on the date hereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

OIL STATES INTERNATIONAL, INC.

By:	/s/ Lloyd Hajdik
Name:	Lloyd Hajdik
Title:	EVP, CFO and Treasurer

HCPERF HOLDINGS B.V.

By:	/s/ Benjamin Burns
Name:	Benjamin Burns
Title:	Managing Director
Signature Page to Registration Rights Agreement